EXHIBIT 4.1(c)

SECOND AMENDED AND RESTATED PLEDGE AGREEMENT

          This Second Amended and Restated Pledge Agreement (the “Agreement”) is dated as of September 19, 2007, by and among the parties executing this Agreement under the heading “Pledgors” on the signature pages hereto (such parties, along with any parties who execute and deliver to the Agent an agreement in the form attached hereto as Schedule C, being hereinafter referred to collectively as the “Pledgors” and individually as a “Pledgor”) and Harris N.A., a national banking association (“Harris”), with its mailing address at 111 West Monroe Street, Chicago, Illinois 60603, acting as collateral agent hereunder for the Secured Creditors hereinafter identified and defined (Harris acting as such collateral agent and any successor or successors to Harris acting in such capacity being hereinafter referred to as the “Agent”);

WITNESSETH THAT:

          WHEREAS, EMCOR Group, Inc., a Delaware corporation (the “Company”) and certain of its subsidiaries, as Pledgors, heretofore executed and delivered to the Agent that certain Amended and Restated Pledge Agreement dated as of October 14, 2005 (such Amended and Restated Pledge Agreement, as the same has been amended and supplemented, being hereinafter referred to as the “Prior Pledge Agreement”) pursuant to which certain Pledgors granted the Agent a lien on and continuing security interest in certain personal property of such Pledgors described therein as collateral security for, among other things, all indebtedness, obligations and liabilities of the Company, EMCOR Group (UK) plc, a United Kingdom public limited company (“EMCOR UK”), Comstock Canada, Ltd., a Canadian corporation (“Comstock”; and the Company, EMCOR UK, and Comstock being hereinafter referred to collectively as the “Revolver Borrowers”) under that certain Amended and Restated Credit Agreement dated as of October 14, 2005, as amended from time to time (the “Credit Agreement”), by and among the Revolver Borrowers, Harris, individually and as agent (the “Revolver Agent”) and the lenders party thereto (Harris, in its individual capacity, and such other lenders which are now or which from time to time hereafter become party to the Credit Agreement being hereinafter referred to collectively as the “Revolver Lenders” and individually as a “Revolver Lender”) and all Hedging Liability (as hereinafter defined) of the Revolver Borrowers, and certain of their subsidiaries;

          WHEREAS, the Company, Bank of Montreal, a Canadian chartered bank, acting through its Chicago Branch (“BMO”), as administrative agent (the “Term Loan Agent”), and the lenders party thereto have entered into a Term Loan Agreement dated as of September 19, 2007 (such Term Loan Agreement, as the same may be amended, modified or restated from time to time, being hereinafter referred to as the “Term Loan Agreement”), pursuant to which BMO and the other lenders from time to time party to the Term Loan Agreement (BMO, in its individual capacity, and such other lenders which are now or which from time to time hereafter become party to the Term Loan Agreement being hereinafter referred to collectively as the “Term Loan Lenders” and individually as a “Term Loan Lender”) have agreed, subject to certain terms and conditions, to extend a term loan and make certain other financial accommodations available to the Company (the Company, as the borrower under the Term Loan Agreement, together with the Revolver Borrowers, hereinafter referred to collectively, as the “Borrowers” and individually as a “Borrower”);

          WHEREAS, the Revolver Agent, the Term Loan Agent, and the Agent have entered into an Intercreditor and Collateral Agency Agreement dated of even date herewith (the “Intercreditor Agreement”) pursuant to which the Revolver Agent, on behalf of the Revolver Lenders and the Term Loan Agent, on behalf of the Term Loan Lenders have appointed Harris, as collateral agent hereunder;

          WHEREAS, as a condition precedent to (i) extending credit or otherwise making financial accommodations available to the Revolver Borrowers under the Credit Agreement, (ii) making the term loan available to the Company under the Term Loan Agreement, and (iii) entering into the Intercreditor Agreement, the Revolver Lenders and the Term Loan Lenders require, among other things, that each Pledgor grant to the Agent for the benefit of the Revolver Lenders and the Term Loan Lenders a lien on and security interest in certain personal property of such Pledgor pursuant to this Agreement, and, in connection therewith, that the Prior Pledge Agreement be amended and restated in its entirety to read as set forth in this Agreement;

          WHEREAS, the Borrowers and the other Pledgors may from time to time enter into one or more agreements with respect to interest rate exchange, swap, cap, collar, floor or other similar agreements and one or more foreign currency contracts, currency swap contracts or other similar agreements with one or more of the Revolver Lenders or the Term Loan Lenders, or their affiliates, for the purpose of hedging or otherwise protecting against interest rate and foreign currency exposure (the liability of the Borrowers and the other Pledgors in respect of such interest rate and foreign currency hedging agreements being hereinafter referred to as “Hedging Liability”) (the Revolver Agent, the Term Loan Agent, the Revolver Lenders, the Term Loan Lenders, together with any affiliates of such lenders to whom any Hedging Liability is owed, being hereinafter referred to collectively as the “Secured Creditors” and individually as a “Secured Creditor”);

          WHEREAS, except as indicated on Schedule A attached hereto, the Company owns, directly or indirectly, all or substantially all of the equity interests in each Pledgor (other than the Company), and the Borrowers provide each Pledgor with financial, management, administrative, and technical support which enables such Pledgor to conduct its business in an orderly and efficient manner in the ordinary course; and

          WHEREAS, each Pledgor will benefit, directly and indirectly, from credit and other financial accommodations extended by the Secured Creditors to the Borrowers.

          NOW,THEREFORE, for and in consideration of, among other things, the execution and delivery by the Term Loan Lenders of the Term Loan Agreement, the Revolver Agent, the Term Loan Agent and the Agent of the Intercreditor Agreement, and other good and valuable consideration, receipt whereof is hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.	TERMS DEFINED IN CREDIT AGREEMENT AND TERM LOAN AGREEMENT.

          All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement or the Term Loan Agreement, as the context may require. The term “Pledgor” and “Pledgors” as used herein shall mean and include the Pledgors collectively and also each individually, with all grants, representations, warranties and covenants of and by the Pledgors, or any of them, herein contained to constitute joint and several grants, representations, warranties and covenants of and by the Pledgors; provided, however, that unless the context in which the same is used shall otherwise require, any grant, representation, warranty or covenant contained herein related to the Pledged Securities shall be made by each Pledgor only with respect to the Pledged Securities owned by it or represented by such Pledgor as owned by it.

SECTION 2.	GRANT OF SECURITY INTEREST IN THE PLEDGED SECURITIES; OBLIGATIONS SECURED.

          (a) Subject to the terms of the Credit Agreement and the Term Loan Agreement, each Pledgor hereby pledges and deposits with the Agent, and grants to the Agent a security interest in, in each case for the benefit of the Secured Creditors, and acknowledges and agrees that the Agent has and shall continue to have for the benefit of the Secured Creditors a continuing security interest in, any and all right, title and interest of such Pledgor, whether now existing or hereafter acquired or arising, in and to (i) all shares of the capital stock or other equity interests of each Restricted Subsidiary owned or held by such Pledgor, whether now existing or hereafter formed or acquired (those of such shares delivered to and deposited with the Agent concurrently herewith being listed and described on Schedule A as of the date hereof), (ii) all substitutions and additions to such shares or other equity interests, (iii) all dividends, distributions and sums distributable or payable from, upon or in respect of such shares or other equity interests, (iv) all other rights or privileges incident to such shares or other equity interests, and (v) all proceeds and products of any of the foregoing (such shares, equity interests and all other of the foregoing being hereinafter sometimes referred to as the “Pledged Securities”); provided, however, that the Pledged Securities hereunder shall not include any interest held by a Pledgor in the capital stock of any of its Unrestricted Subsidiaries or any of its Foreign Subsidiaries; provided further however that the pledge and security interest created hereby shall remain subject in all respects to the provisions of Section 4.1 of the Credit Agreement and the Term Loan Agreement.

          (b) This Agreement is made and given to secure, and shall secure, the payment and performance of: (i) each of (A) any and all indebtedness, obligations and liabilities of the Borrowers to the Secured Creditors, or any of them individually, evidenced by or otherwise arising out of or relating to the Credit Agreement, the Term Loan Agreement or any promissory note of any Borrower heretofore or hereafter issued under the Credit Agreement or the Term Loan Agreement; (B) any and all obligations of the Revolver Borrowers, or any of them individually, to reimburse the Revolver Agent or any Revolver Lender with respect to any letter of credit or banker’s acceptance issued to or for the account of the Revolver Borrowers, or any of them individually, under the Credit Agreement; (C) any and all obligations of the Borrowers, or any of them individually, to the Secured Creditors, or any of them individually, with respect to Hedging Liability; and (D) any and all liabilities of the Borrowers or the Pledgors, or any of them individually, arising out of any guaranty issued by the Borrowers or the Pledgors, or any of them individually, relating to the foregoing or any part thereof, as well as for any and all other indebtedness, obligations and liabilities of the Borrowers and the Pledgors, or any of them individually, to the Agent or the Secured Creditors, or any of them individually, evidenced by or otherwise arising out of or relating to this Agreement, the Guaranties or any other Loan Document; in each case, whether now existing or hereafter arising (and whether arising before or after the filing of a petition in bankruptcy), due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held or acquired, and owing in any currency; and (ii) any and all expenses and charges, legal or otherwise, suffered or incurred by the Agent or the Secured Creditors, or any of them individually, in collecting or enforcing any of such indebtedness, obligations or liabilities or in realizing on or protecting or preserving any security therefor, including, without limitation, the lien and security interest granted to the Agent in the Pledged Securities hereby (all of the foregoing being hereinafter referred to as the “Obligations”). Notwithstanding anything in this Agreement to the contrary, the right of recovery against any Pledgor under this Agreement shall not exceed $1 less than the lowest amount which would render such Pledgor’s obligations under this Agreement void or voidable under applicable law, including fraudulent conveyance law.

SECTION 3.	COVENANTS, REPRESENTATIONS AND WARRANTIES.

          Subject to the terms of the Credit Agreement and the Loan Agreement, each Pledgor hereby covenants and agrees with, and represents and warrants to, the Agent and the Secured Creditors as follows:

          (a) The certificates for all shares of stock, equity interests and other securities owned by each Pledgor (other than securities evidencing an ownership interest in any entity whose total assets are less than or equal to $100,000) in each case to the extent certificated now or at any time constituting the Pledged Securities shall be delivered to the Agent duly endorsed in blank for transfer or accompanied by an appropriate assignment or assignments or an appropriate undated stock power or powers, in every case sufficient to transfer title thereto. The Agent may at any time after the occurrence of an Event of Default and during the continuance thereof cause to be transferred into its name or the name of its nominee or nominees any and all of the Pledged Securities hereunder. The Agent shall at all times have the right to exchange the certificates representing the Pledged Securities for certificates of smaller or larger denominations.

          (b) Each Pledgor is and will be the sole and lawful legal and beneficial owner of all of the Pledged Securities deposited by such Pledgor hereunder. Each Pledgor agrees not to sell, assign, pledge or otherwise dispose of any of such Pledgor’s Pledged Securities or any interest therein except for the security interest granted to the Agent hereunder and liens permitted by Sections 4.1 and 7.11 of the Credit Agreement and the Term Loan Agreement and except for the sale or other disposition of Pledged Securities permitted by the Credit Agreement or the Term Loan Agreement (including, without limitation, Sections 7.14 and 7.15 in each such agreement). In the case of such permitted sale, disposition or dissolution, the Agent shall release the lien upon such Pledged Securities and deliver such Pledged Securities to the relevant Pledgor. The Pledged Securities are and will be free and clear of all security interests, Liens, rights, claims, attachments, levies and encumbrances of every kind, nature and description and whether voluntary or involuntary except for the pledge to the Agent hereunder and for other Liens permitted by the Credit Agreement and the Term Loan Agreement, and each Pledgor will warrant and defend all Pledged Securities which such Pledgor has deposited with the Agent against any claims and demands of all other persons at any time claiming the same or any interest therein adverse to the Agent and the Secured Creditors. Each Pledgor has the right to vote the Pledged Securities (except as set forth herein) and there are no restrictions upon the voting rights associated with, or the transfer of, any of the Pledged

Securities, except as provided by any law applicable to the sale of securities generally or the terms and provisions of this Agreement.

          (c) The Pledged Securities have been validly issued and are fully paid and non-assessable (except for the provisions of Section 630 of the Business Corporation Law of the State of New York as to New York corporations). There are no outstanding commitments or other obligations of the issuers of the Pledged Securities to issue, and no options, warrants or other rights of any individual or entity to acquire, any share of any class or series of capital stock or other equity interests of such issuers. Except otherwise indicated on Schedule A, the Pledged Securities listed and described on Schedule A attached hereto constitute all of the issued and outstanding capital stock or other equity interests of every series and class of each issuer thereof. Each Pledgor further agrees that in the event any such issuer shall issue any additional capital stock of any series or class, each Pledgor will forthwith pledge and deposit hereunder, or cause to be pledged and deposited hereunder, all such additional shares of such capital stock.

          (d) On failure of any Pledgor to perform any of the agreements and covenants herein contained, the Agent may perform the same and in so doing may expend such sums as the Agent may deem advisable in the performance thereof, including without limitation the payment of any taxes, liens and encumbrances, expenditures made in defending against any adverse claim or demand and all other expenditures which the Agent may be compelled to make by operation of law or which Agent may make by agreement or otherwise for the protection of the security hereof. All such sums and amounts so expended shall be due and payable, immediately without notice or demand, shall constitute additional Obligations hereby secured together with interest thereon at the rate per annum (computed on the basis of a year of 360 days) determined by adding 2% to the Domestic Rate from time to time in effect (with any change in such rate per annum as so determined by reason of a change in such Domestic Rate to become effective on the date of such change in said Domestic Rate) (such rate per annum as so determined being hereinafter referred to as the “Reimbursement Rate”). No such performance of any covenant or agreement by the Agent on behalf of such Pledgor, and no such advancement or expenditure therefor, shall relieve such Pledgor of any default under the terms of this Agreement or in any way obligate the Agent or any Secured Creditor to take any further or future action with respect thereto. The Agent is authorized to charge any depository account of any Pledgor maintained with the Agent for the amount of such sums and amounts so expended.

          (e) Each Pledgor represents that this Agreement, together with its delivery to the Agent of the certificates evidencing the Pledged Securities and stock powers therefor, creates a valid security interest securing payment and performance of the Obligations and that no other action is necessary to perfect such security interest. Each Pledgor agrees to execute and deliver to the Agent such further agreements and assignments or other instruments and to do all such other things as the Agent may deem reasonably necessary or appropriate to assure the Agent of such Pledgor’s pledge of the Pledged Securities hereunder.

(f) If, as and when any Pledgor delivers any securities for pledge hereunder in addition to those listed on Schedule A hereto, the Pledgors shall furnish the Agent a duly completed and executed amendment to such Schedule in substantially the form (with appropriate insertions) of Schedule B hereto reflecting the securities pledged hereunder after giving effect to such addition.

SECTION 4.	VOTING RIGHTS AND DIVIDENDS.

Unless and until an Event of Default hereunder has occurred and is continuing:

          (a) Each Pledgor shall be entitled to exercise all voting and/or consensual powers pertaining to such Pledgor’s Pledged Securities or any part thereof, for all purposes not inconsistent with the terms of this Agreement, the Credit Agreement, the Term Loan Agreement or any other document evidencing or otherwise relating to any Obligations.

          (b) To the extent not prohibited by the terms of the Credit Agreement and the Term Loan Agreement, each Pledgor shall be entitled to receive and retain all dividends and distributions in respect of the Pledged Securities which are paid in cash of whatsoever nature.

          (c) In order to permit each Pledgor to exercise such voting and/or consensual powers which he is entitled to exercise under clause (a) above and to receive such distributions which such Pledgor is entitled to receive and retain under clause (b) above, the Agent shall, if necessary, upon the written request of such Pledgor, from time to time execute and deliver to such Pledgor appropriate proxies and dividend orders.

SECTION 5.	POWER OF ATTORNEY.

          Each Pledgor does hereby irrevocably constitute and appoint the Agent its true and lawful attorney, with full power of substitution, for it and in its name, place and stead, to ask, demand, collect, receive, receipt for, sue for, compound and give acquittance for any and all sums or properties which may be or become due, payable or distributable on or in respect of such Pledgor’s Pledged Securities or which constitute a part thereof, with full power to settle, adjust or compromise any claim thereunder or therefor as fully as such Pledgor could itself do, and to endorse or sign the name of such Pledgor on all commercial paper given in payment or in part payment thereof and on all documents of satisfaction, discharge or receipt required or requested in connection therewith, and in the Agent’s discretion, to file any claim or take any other action or proceeding, either in its own name or in the name of such Pledgor, or otherwise, which the Agent may deem necessary or appropriate to collect or otherwise realize upon any and all of such Pledgor’s Pledged Securities, or effect a transfer thereof, or which may be necessary or appropriate to protect and preserve the right, title and interest of the Agent in and to such Pledgor’s Pledged Securities and the security intended to be afforded hereby; provided, however, that the Agent agrees not to exercise the powers of attorney set forth in this Section unless an Event of Default has occurred and is continuing.

SECTION 6.	DEFAULTS AND REMEDIES.

          (a) The occurrence of any event or the existence of any condition which is specified as an “Event of Default” under the Credit Agreement or the Term Loan Agreement shall constitute an “Event of Default” hereunder.

          (b) Upon the occurrence and during the continuance of any Event of Default hereunder, all rights of the Pledgors to exercise the voting and/or consensual powers which they are entitled to exercise pursuant to Section 4(a) hereof and/or to receive and retain the distributions which they are entitled to receive and retain pursuant to Section 4(b) hereof, shall, at the option of the Agent, cease and thereupon become vested in the Agent, which, in addition to all other rights provided herein or by law, shall then be entitled solely and exclusively to exercise all voting and other consensual powers pertaining to the Pledged Securities and/or to receive and retain the distributions which the Pledgors would otherwise have been authorized to retain pursuant to Section 4(b) hereof and shall then be entitled solely and exclusively to exercise any and all rights of conversion, exchange or subscription or any other rights, privileges or options pertaining to the Pledged Securities as if the Agent were the absolute owner thereof including, without limitation, the rights to exchange, at its discretion, any and all of the Pledged Securities upon the merger, consolidation, reorganization, recapitalization or other readjustment of the respective issuer thereof or upon the exercise by or on behalf of any such issuer or the Agent of any right, privilege or option pertaining to the Pledged Securities and, in connection therewith, to deposit and deliver any and all of the Pledged Securities with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Agent may determine.

          (c) Upon the occurrence and during the continuance of any Event of Default hereunder, the Agent shall have, in addition to all other rights provided herein or by law, the rights and remedies of a secured party under the Uniform Commercial Code of Illinois in respect to the Pledged Securities (regardless of whether such Uniform Commercial Code is the law of the jurisdiction where the rights or remedies are asserted and regardless of whether such Code applies to the affected Pledged Securities) and further the Agent may, without demand and without advertisement or notice, all of which the Pledgors waive to the extent permitted by law, at any time or times, sell and deliver any or all of the Pledged Securities held by or for it at public or private sale, at any securities exchange or broker’s board or at any of the Agent’s offices or elsewhere, for cash, upon credit or otherwise, at such prices and upon such terms as the Agent deems advisable, in its sole discretion. In the exercise of any such remedies, the Agent may sell all the Pledged Securities as a unit even though the sales price thereof may be in excess of the amount remaining unpaid on the Obligations. Also, if less than all the Pledged Securities are sold, the Agent shall have no duty to marshal or apportion the part of the Pledged Securities so sold as between the Pledgors, or any of them, but may sell and deliver any or all of the Pledged Securities without regard to which of the Pledgors are the owners thereof. The Agent is authorized at any sale or other disposition of the Pledged Securities, if it deems it advisable so to do, to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing for their own account for investment, and not with a view to the distribution or resale of any of the Pledged Securities. The Agent or any Secured Creditor may be the purchaser at any sale or other disposition of the Pledged Securities. The Pledgors hereby waive all of their rights of redemption from any sale or other disposition of the Pledged Securities. Any requirement of reasonable notice shall be met if such notice is personally served on or mailed, postage prepaid, to the Pledgors in accordance with Section 11(h) hereof at least 10 days before the time of sale or other event giving rise to the requirement of such notice; provided, however, no notification need be given to a Pledgor if such Pledgor has signed, after an Event of Default hereunder has occurred, a statement renouncing any right to notification of sale or other intended disposition. The Agent shall not be obligated to make any sale or other disposition of the Pledged Securities regardless of notice having been given. The Agent may postpone or cause the postponement of the sale of all or any portion of the Pledged Securities by announcement at the time and place of such sale, and such sale may, without further notice, be made at the time and place to which the sale was postponed or the Agent may further postpone such sale by announcement made at such time and place. The proceeds of sale shall be applied first to all costs and expenses of sale, including attorney’s fees and court costs, and second to the payment of the Obligations in accordance with the terms of the Intercreditor Agreement.

          (d) No delay or omission on the part of the Agent in the exercise of any right or remedy hereunder shall operate as a waiver of such right or remedy, nor shall the exercise of any such right or remedy preclude the later or further exercise thereof. All rights or remedies of the Agent on account of the collateral or on account of any of the indebtedness hereby secured, whether arising under this Agreement, any other instrument or document, or at law or in equity, shall be cumulative and not exclusive of each other, and may be exercised by the Agent at such times and in such order as the Agent may determine. The Pledgors agree to pay all costs and expenses (including court costs and reasonable attorney’s fees) incurred by the Agent in enforcing or collecting any of the Obligations secured hereunder, in enforcing any of the terms hereof or in retaking, holding, preparing for sale, selling, collecting or otherwise realizing upon any Pledged Securities, including, without limitation, any of the foregoing arising in, arising under or related to a case under the United States Bankruptcy Code or any successor statute(s) thereto; and all such costs and expenses shall constitute additional Obligations hereby secured which shall be payable on demand together with interest thereon at the Reimbursement Rate. Neither the Agent nor any Secured Creditor, nor any party acting as its attorney, shall be liable for any acts or omissions or for any error of judgment or mistake of fact or law other than such person’s gross negligence or willful misconduct.

SECTION 7.	PRIMARY SECURITY; OBLIGATIONS ABSOLUTE.

          The pledge and security herein created and provided for stand as direct and primary security for the Obligations. No application of any sums received by the Agent in respect of the Pledged Securities or any disposition thereof to the reduction of the Obligations or any portion thereof shall in any manner entitle any Pledgor to any right, title or interest in or to the Obligations or any collateral security therefor, whether by subrogation or otherwise, unless and until all Obligations have been fully paid and satisfied and each of the commitments of the Secured Creditors to extend credit or otherwise make financial accommodations available to the Borrowers, or any one of them, under the Credit Agreement and the Term Loan Agreement have expired or otherwise have been terminated. The Pledgors acknowledge and agree that the pledge and security hereby created and provided for are absolute and unconditional and shall not in any manner be affected or impaired by any acts or omissions whatsoever of the Agent, the Secured Creditors or any other holder of any Obligations, and without limiting the generality of the foregoing, the pledge and security hereof shall not be impaired by any acceptance by the Agent, the Secured Creditors or any other holder of any Obligations of any other security for or guarantors upon any Obligations or by any failure, neglect or omission on the part of the Agent, any Secured Creditor or any other holder of any Obligations to realize upon or protect any

Obligations or any collateral security therefor. The pledge and security hereof shall not in any manner be impaired or affected by (and the Agent and the Secured Creditors, without notice to anyone, are hereby authorized to make from time to time) any sale, pledge, surrender, compromise, settlement, release, renewal, extension, indulgence, alteration, substitution, exchange, change in, modification or disposition of any Obligations, or of any collateral security therefor, or of any guaranty thereof, or of the Credit Agreement, or of the Term Loan Agreement or any other instrument or document delivered in connection therewith. The Secured Creditors may at their discretion at any time grant credit to the Borrowers, or any of them, without notice to the Pledgors in such amounts and on such terms as the Secured Creditors may elect without in any manner impairing the pledge and security hereby created and provided for. In order to foreclose or otherwise realize hereon and to exercise the rights granted the Agent hereunder and under applicable law, there shall be no obligation on the part of the Agent or the Secured Creditors or any other holder of any Obligations at any time to first resort for payment to the Borrowers or to any other obligor on any Obligations or to any guaranty of the Obligations or any portion thereof or to resort to any other collateral security, property, liens or any other rights or remedies whatsoever, and the Agent shall have the right to enforce this instrument irrespective of whether or not other proceedings or steps are pending seeking resort to or realization upon or from any of the foregoing.

SECTION 8.	APPLICATION OF PROCEEDS.

          The proceeds and avails of the Pledged Securities at any time received by the Agent after the occurrence and during the continuance of any Event of Default hereunder shall, when received by the Agent in cash or its equivalent, be applied by the Agent in reduction of the Obligations as set forth in the Intercreditor Agreement. The Pledgors shall remain liable to the Agent and the Secured Creditors for any deficiency. Any surplus remaining after the full payment and satisfaction of the Obligations shall be returned to the Borrowers on behalf of the Pledgors or to whomsoever a court of competent jurisdiction shall determine to be entitled thereto.

SECTION 9.	CONTINUING AGREEMENT.

          This Agreement shall be a continuing agreement in every respect and shall remain in full force and effect until all of the Obligations, both for principal and interest, have been fully paid and satisfied and each of the commitments by the Secured Creditors to extend credit or otherwise make financial accommodations available to the Borrowers under the Credit Agreement and the Term Loan Agreement have expired or otherwise have been terminated. Upon such termination of this Agreement, the Agent shall, upon the request and at the expense of the Pledgors, forthwith release all its liens and security interests hereunder.

SECTION 10.	THE AGENT.

          In acting under or by virtue of this Agreement, the Agent shall be entitled to all the rights, authority, privileges and immunities provided in the Credit Agreement and the Term Loan Agreement, all of which provisions of the Credit Agreement and the Term Loan Agreement (including, without limitation, Section 10 of each such agreement) are incorporated by reference herein with the same force and effect as if set forth herein. The Agent hereby disclaims any representation or warranty to the Secured Creditors concerning the perfection of the security interest granted hereunder or the value of the Pledged Securities.

SECTION 11.	MISCELLANEOUS.

          (a) Each Pledgor agrees to pay to the Agent upon demand the cost and expenses incurred by the Agent in connection with the filing of any financing statements or any other steps taken by the Agent in connection with the perfection or protection of such Pledgor’s Pledged Securities hereunder and in connection with releasing such pledge and security interest herein granted and provided for upon termination hereof.

          (b) No waiver or modification or amendment to the terms of this Agreement shall be effective as against the Agent and the Secured Creditors unless the same is in writing and signed by an officer of the Agent. No such waiver, modification or amendment shall in any way affect any of the rights or remedies of the Agent and the Secured Creditors hereunder except to the extent that such waiver, modification or amendment specifically provides.

          (c) This Agreement and all of the rights, privileges, remedies and options given to the Agent and the Secured Creditors hereunder and in and to any of the Pledged Securities hereunder shall inure to the benefit of the Agent and the Secured Creditors and their successors and assigns; and all the terms, conditions, promises, covenants, representations and warranties of and in this Agreement shall bind each Pledgor and its successors and assigns, provided that no Pledgor may assign its rights or delegate its duties hereunder without the Agent’s prior written consent.

          (d) In the event that any provision hereof shall be deemed to be invalid by reason of the operation of any law or by reason of the interpretation placed thereon by any court, this Agreement shall be construed as not containing such provision, but only as to such locations where such law or interpretation is operative, and the invalidity of such provision shall not affect the validity of any remaining provision hereof, and any and all other provisions hereof which are otherwise lawful and valid shall remain in full force and effect.

          (e) No Secured Creditor shall have the right to institute any suit, action or proceeding in equity or at law for the enforcement of any remedy under or upon this Agreement; it being understood and intended that no one or more of the Secured Creditors shall have any right in any manner whatsoever to affect, disturb or prejudice the lien of this Agreement by its or their action or to enforce any right hereunder, and that all proceedings at law or in equity shall be instituted, had and maintained by the Agent in the manner herein provided and for the benefit of the Secured Creditors.

          (f) This Agreement shall be deemed to have been made in the State of Illinois. This Agreement and all rights and obligations hereunder, including matters of construction, validity and performance shall be governed by the internal laws of the State of Illinois. All terms which are used in this Agreement which are defined in the Uniform Commercial Code of Illinois shall have the same meanings herein as said terms do in such Uniform Commercial Code unless this Agreement shall otherwise specifically provide. The headings in this instrument are for convenience of reference only and shall not limit or otherwise affect the meaning of any provision hereof.

          (g) This Agreement may be executed in any number of counterparts, each constituting an original, but all together one and the same instrument. Each Pledgor acknowledges that this Agreement is and shall be effective upon its execution and delivery by such Pledgor to the Agent, and it shall not be necessary for the Agent to execute this Agreement or any other acceptance hereof or otherwise to signify or express its acceptance hereof.

          (h) Except as otherwise specified herein, all notices hereunder shall be in writing (including, without limitation, notice by telecopy) and shall be given to the relevant party, and shall be deemed to have been made when given to the relevant party, in accordance with Section 8 of the Intercreditor Agreement. All notices to the Pledgors hereunder shall be made to the Company, as their agent, in accordance with Section 8 of the Intercreditor Agreement.

          (i) In the event the Secured Creditors shall at any time in their discretion permit a substitution of Pledgors hereunder or a party shall wish to become a Pledgor hereunder, such substituted or additional Pledgor shall, upon executing an agreement in the form attached hereto as Schedule C, become a party hereto and be bound by all the terms and conditions hereof to the same extent as though such Pledgor had originally executed this Agreement and, in the case of a substitution, in lieu of the Pledgor being replaced. No such substitution shall be effective absent the written consent of Secured Creditors nor shall it in any manner affect the obligations of the other Debtors hereunder.

          (j) JURY TRIAL WAIVER. EACH PLEDGOR, THE AGENT, AND EACH SECURED CREDITOR HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

          (k) PERSONAL JURISDICTION. (i) EXCLUSIVE JURISDICTION. EXCEPT AS PROVIDED IN SUBSECTION (ii), EACH PLEDGOR, THE AGENT AND THE SECURED CREDITORS AGREE THAT ALL DISPUTES BETWEEN THEM ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED ONLY BY STATE OR FEDERAL COURTS LOCATED IN COOK COUNTY, ILLINOIS, BUT EACH OF THE PLEDGORS, THE AGENT AND THE SECURED CREDITORS ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF COOK COUNTY, ILLINOIS. EACH PLEDGOR WAIVES IN ALL DISPUTES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT CONSIDERING THE DISPUTE.

          (ii) OTHER JURISDICTIONS. EACH PLEDGOR AGREES THAT THE AGENT AND THE SECURED CREDITORS SHALL HAVE THE RIGHT TO PROCEED AGAINST SUCH PLEDGOR OR ITS PROPERTY IN A COURT IN ANY LOCATION TO ENABLE THE AGENT OR ANY SECURED CREDITOR TO REALIZE ON SUCH PROPERTY, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF THE AGENT OR ANY SECURED CREDITOR. EACH PLEDGOR AGREES THAT IT SHALL NOT ASSERT ANY PERMISSIVE COUNTERCLAIMS IN ANY PROCEEDING BROUGHT IN ACCORDANCE WITH THIS PROVISION BY THE AGENT TO REALIZE ON SUCH PROPERTY, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE AGENT OR ANY SECURED CREDITOR. EACH PLEDGOR WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH THE AGENT OR ANY SECURED CREDITOR HAS COMMENCED A PROCEEDING DESCRIBED IN THIS SUBSECTION.

          (l) In the event of any inconsistency between this Agreement, the Credit Agreement or the Term Loan Agreement, respectively, the terms of the Credit Agreement or the Term Loan Agreement, as applicable, shall govern.

          (m) Upon the execution and delivery of this Agreement by the Company, the other Pledgors and the Agent, this Agreement shall supersede all provisions of the Prior Pledge Agreement as of such date. Each Pledgor hereby agrees that, notwithstanding the execution and delivery of this Agreement, the liens and security interests created and provided for under the Prior Pledge Agreement continue in effect under and pursuant to the terms of this Agreement for the benefit of all of the Obligations secured hereby. Nothing herein contained shall in any manner affect or impair the priority of the liens and security interests created and provided for by the Prior Pledge Agreement as to the indebtedness and obligations which would otherwise be secured thereby prior to giving effect to this Agreement.

[SIGNATURE PAGES TO FOLLOW]

          IN WITNESS WHEREOF, each Pledgor has caused this Agreement to be duly executed and delivered as of the date first above written.

“PLEDGORS”

EMCOR GROUP, INC.

By:

Name:

Title:

FORTI/POOLE AND KENT, L.L.C.

By:

Name:	R. Kevin Matz
Title:	Manager

CSUSA HOLDINGS L.L.C.

By:

Name:	R. Kevin Matz
Title:	Manager

TRIMECH PLUMBING L.L.C.

By:

Name:	R. Kevin Matz
Title:	Vice President

SHAMBAUGH & SON, L.P.
By: CSUSA Holdings L.L.C., its General Partner

By:

Name:	R. Kevin Matz
Title:	Manager

BORDER ELECTRIC CO., L.P.
By: CSUSA Holdings L.L.C., its General Partner

By:

Name:	R. Kevin Matz
Title:	Manager

BORDER MECHANICAL CO., L.P.
By: CSUSA Holdings L.L.C., its General Partner

By:

Name:	R. Kevin Matz
Title:	Manager

WELSBACH ELECTRIC CORP.

By:

Name:

Title:

AIRCOND CORPORATION
AIR SYSTEMS, INC.
ATLANTIC COAST MECHANICAL, INC.
B & B CONTRACTING & SUPPLY COMPANY
BTE SERVICE, INC.
BUILDING TECHNOLOGY ENGINEERS, INC.
CENTRAL MECHANICAL CONSTRUCTION CO., INC.
CES FACILITIES MANAGEMENT SERVICES, INC.
COMBUSTIONEER CORPORATION
CONTRA COSTA ELECTRIC, INC.
CS48 ACQUISITION CORP.
DESIGN AIR, LIMITED
DUFFY MECHANICAL CORP.
DYN SPECIALTY CONTRACTING, INC.
DYNALECTRIC COMPANY
DYNALECTRIC COMPANY OF NEVADA
DYNALECTRIC COMPANY OF OHIO
DYNALECTRIC OF MICHIGAN, INC.
EMCOR CONSTRUCTION SERVICES, INC.
EMCOR-CSI HOLDING CO.
EMCOR ENERGY SERVICES, INC

EMCOR FACILITIES SERVICES, INC.
EMCOR GOVERNMENT SERVICES, INC.
EMCOR GOWAN, INC.
EMCOR HYRE ELECTRIC CO. OF INDIANA, INC.
EMCOR INTERNATIONAL INC.
EMCOR MECHANICAL/ELECTRICAL SERVICES (EAST), INC.
EMCOR SERVICES MIDWEST, INC.
EMCOR SERVICES NORTHEAST, INC.
EMCOR SERVICES NEW YORK/NEW JERSEY, INC.
F & G MANAGEMENT, INC.
F & G MECHANICAL CORPORATION
F & G PLUMBING, INC.
FLUIDICS, INC.
FOREST ELECTRIC CORP.
GIBSON ELECTRIC CO., INC.
GREAT MONUMENT CONSTRUCTION COMPANY
HANSEN MECHANICAL CONTRACTORS, INC.
HERITAGE MECHANICAL SERVICES, INC.
HILLCREST SHEET METAL, INC.
HVAC, LTD.
ILLINGWORTH CORPORATION
INTE-FAC CORP.
J.C. HIGGINS CORP.
KDC INC.
KILGUST MECHANICAL, INC.
KUEMPEL SERVICE, INC.
LABOV MECHANICAL, INC.
LABOV PLUMBING, INC.
LOWRIE ELECTRIC COMPANY, INC.
MANDELL MECHANICAL CORPORATION
MARELICH MECHANICAL CO., INC.
MAXIMUM REFRIGERATION & AIR CONDITIONING CORP.
MEADOWLANDS FIRE PROTECTION CORP.
MES HOLDINGS CORPORATION
MESA ENERGY SYSTEMS, INC.
MIDLAND FIRE PROTECTION, INC.
MONUMENTAL HEATING, VENTILATING AND AIR CONDITIONING CONTRACTORS, INC.
MONUMENTAL INVESTMENT CORPORATION
NEW ENGLAND MECHANICAL SERVICES OF MASSACHUSETTS, INC.
NEW ENGLAND MECHANICAL SERVICES, INC.

NOGLE & BLACK MECHANICAL, INC.
NORTH JERSEY MECHANICAL CONTRACTORS, INC.
PACE MECHANICAL SERVICES, INC.
PENGUIN AIR CONDITIONING CORP.
PENGUIN MAINTENANCE AND SERVICES INC.
POOLE & KENT COMPANY OF FLORIDA
POOLE AND KENT-NEW ENGLAND, INC.
POOLE AND KENT-CONNECTICUT, INC.
R. S. HARRITAN & COMPANY, INC.
S. A. COMUNALE CO., INC.
THE BETLEM SERVICE CORPORATION
THE FAGAN COMPANY
THE FRED B. DEBRA CO.
THE POOLE AND KENT COMPANY
THE POOLE AND KENT CORPORATION
TRAUTMAN & SHREVE, INC.
UNIVERSITY MARELICH MECHANICAL, INC.
UNIVERSITY MECHANICAL & ENGINEERING CONTRACTORS, INC., A CALIFORNIA CORPORATION
UNIVERSITY MECHANICAL & ENGINEERING CONTRACTORS, INC., AN ARIZONA CORPORATION
VIOX SERVICES, INC.
WALKER-J-WALKER, INC.
WELSBACH ELECTRIC CORP. OF L.I.

By:

Name:	R. Kevin Matz
Title:	Vice President

          The following entities enter into the Agreement effective as of the effective date of the FR Acquisition as such term is defined in the Term Loan Agreement.

FR X OHMSTEDE ACQUISITIONS CO.
HNT HOLDINGS INC.
OHMSTEDE INDUSTRIAL SERVICES INC.
BEAUMONT REAL ESTATE HOLDING COMPANY

By:

Name:	R. Kevin Matz
Title:	Vice President

OHMSTEDE PARTNERS LLC

By:

Name:	R. Kevin Matz
Title:	Vice President

OHMSTEDE HOLDINGS LLC

By:

Name:	R. Kevin Matz
Title:	Manager

OHMSTEDE LTD.
By: Ohmstede Partners LLC, its General Partner

By:

Name:	R. Kevin Matz
Title:	Vice President

Acknowledged and agreed to as of the date first above written.

HARRIS N.A., as Agent

By:

Name:

Title:

SCHEDULE A

THE PLEDGED SECURITIES

PLEDGOR	PLEDGED SECURITIES	CERTIF. NO./NO . OF SHARES

EMCOR Group, Inc.	MES Holdings Corporation	No. 1	100 shares

	EMCOR Group (UK) PLC	No. __	1 share

	Delcommerce (Contract	No. 7	1 share
Services) Limited
	Delcommerce (Contract	No. 10	1,000 shares
Services) Limited
	Drake & Scull (Scotland)	No. __	1 share
Limited
	Drake & Scull (International)	No. 8	1 share
Limited

EMCOR	Inte-Fac Corp.	No. 2	200 shares
Mechanical/Electrical	Forest Electric Corp.	No. 2	100 shares
Services (East), Inc.	J.C. Higgins Corp.	No. 2	100 shares
	Penguin Maintenance and	No. 2	100 shares
Services Inc.
	Penguin Air Conditioning Corp.	No. A-5	100 shares
		No. B-4	500 shares
	Welsbach Electric Corp.	No. 3	100 shares
	Welsbach Electric Corp. of L.I.	No. 5	10 shares
	R. S. Harritan & Company, Inc.	No. 2	100 shares
	Mandell Mechanical	CS4	100 shares
Corporation
	Heritage Mechanical Services,	No. 2	100 shares
Inc.
	EMCOR Energy Services, Inc.	No. 1	100 shares

J.C. Higgins Corp.	Labov Mechanical, Inc.	No. 1	100 shares

	Midland Fire Protection, Inc.	No. 3	100 shares

Labov Mechanical, Inc.	Labov Plumbing, Inc.	No. 2	90 shares

PLEDGOR	PLEDGED SECURITIES	CERTIF. NO./NO. OF SHARES

EMCOR Construction	EMCOR Mechanical/Electrical	No. 3	100 shares
Services, Inc.	Services (East), Inc.
	EMCOR Hyre Electric Co. of	No. 1	100 shares
Indiana, Inc.
	Dyn Specialty Contracting, Inc.	No. 8	100 shares
	University Mechanical &	No. 2021	20 shares
Engineering Contractors, Inc.
	Marelich Mechanical Co., Inc.	No. 2	100 shares
	University Marelich	No. 1	100 shares
Mechanical, Inc.
	Design Air, Limited	No. 6	550 shares
	EMCOR Gowan, Inc.	No. 4	100 shares
	Duffy Mechanical Corp.	No. 20	100 shares
	Dynalectric Company of Ohio	No. 2	100 shares
	Dynalectric of Michigan, Inc.	No. 2	100 shares
	The Fred B. DeBra Co.	No. 2	100 shares
	Gibson Electric Co., Inc.	No. 4	1,000 shares
	S. A. Comunale Co., Inc.	No. 64B	100 shares
		No. 67	100 shares

University Mechanical &	Hansen Mechanical	No. 33	1,539 shares
Engineering Contractors,	Contractors, Inc.
Inc., a California	Pace Mechanical Services, Inc.	No. 4	100 shares
corporation	Trautman & Shreve, Inc.	No. 3	100 shares
	University Mechanical &	No. 5	30,000 shares
Engineering Contractors, Inc.,
an Arizona corporation

MES Holdings	EMCOR Construction Services,	No. 1	100 shares
Corporation	Inc.
	EMCOR Facilities Services,	No. 1	100 shares
Inc.
	EMCOR International, Inc.	No. 7	100 shares
	Monumental Investment	No. AC14	100 shares
Corporation
	EMCOR-CSI Holding Co.	No. 2	100 shares
	Poole & Kent Company of	No. 1	100 shares
Florida

PLEDGOR	PLEDGED SECURITIES	CERTIF. NO./NO. OF SHARES

EMCOR Facilities	BTE Services Inc.	No. 3	1,000 shares
Services, Inc.	Building Technologies	No. 4	1,000 shares
Engineers, Inc.
	Mesa Energy Systems, Inc.	No. 23	100 shares
	EMCOR Government Services,	No. A8	13,585,000 shares
Inc.
	Air Systems, Inc.	No. 7	100 shares
	EMCOR Services Northeast, Inc.	No. 51	2,500 shares
	EMCOR Services New York/New	No. CS4	100 shares
Jersey, Inc.
	Fluidics, Inc.	No. 13	99 shares
	FR X Ohmstede Acquisitions Co.	No. 2	1,000 shares

EMCOR Services New
York/New Jersey, Inc.	Trimech Plumbing L.L.C.	Class A Member 90%

Dyn Specialty	Dynalectric Company	No. 1	100 shares
Contracting, Inc.	Dynalectric Company of	No. 13	166 1/2 shares
Nevada
	Contra Costa Electric, Inc.	No. 39	100 shares
	B & B Contracting & Supply	No. 2	1,000 shares
Company
	KDC Inc.	No. 16	8,333 shares

Monumental Investment	The Poole and Kent Corporation	No. 4	5,000 shares
Corporation	Poole and Kent Connecticut,	No. 1	10,000 shares
Inc.
	Poole and Kent New England,	No. 4	10,000 shares
Inc.
	Monumental Heating,	No. 2	1,000 shares
Ventilating and Air
Conditioning Contractors, Inc.
	HVAC, Ltd.	No. 2	5,000 shares
	The Poole and Kent Company	No. 1	5,000 shares

Monumental Heating,	Forti/Poole and Kent LLC	NA	NA
Ventilating and Air
Conditioning Contractors,
Inc.

PLEDGOR	PLEDGED SECURITIES	CERTIF. NO./NO. OF SHARES

HVAC, Ltd.	Atlantic Coast Mechanical, Inc.	No. 2	50 shares
	Great Monument Construction	No. 2	5,000 shares
Company

EMCOR-CSI Holding Co.	CSUSA Holdings L.L.C.	NA	NA
	Central Mechanical	No. CS3	100 shares
Construction Co., Inc.
	F & G Mechanical Corporation	No. CS3	100 shares
	F & G Management, Inc.	No. 2	100 shares
	Hillcrest Sheet Metal, Inc.	No. CS3	100 shares
	Kilgust Mechanical, Inc.	No. CS3	100 shares
	Kuempel Service, Inc.	No. CS3	100 shares
	Lowrie Electric Company, Inc.	No. CS3	100 shares
	Maximum Refrigeration and Air	No. CS3	100 shares
Conditioning Corp.
	Meadowland Fire Protection	No. CS3	100 shares
Corp.
	Nogle & Black Mechanical, Inc.	No. CS3	100 shares
	North Jersey Mechanical	No. CS3	100 shares
Contractors, Inc.
	The Fagan Company	No. CS3	100 shares
	Walker-J-Walker, Inc.	No. CS3	100 shares

F & G Mechanical	F & G Plumbing, Inc.	No. 1	100 shares
Corporation

CSUSA Holdings L.L.C.	Shambaugh & Son, L.P.	General Partnership Interest
	Border Electric Co., L.P.	General Partnership Interest
	Border Mechanical Co., L.P.	General Partnership Interest
	CS48 Acquisition Corp.	CS-3	100 shares

CS48 Acquisition Corp.	Shambaugh & Son, L.P.	Limited Partnership Interest
	Border Electric Co., L.P.	Limited Partnership Interest
	Border Mechanical Co., L.P.	Limited Partnership Interest

EMCOR International Inc.	Comstock Canada Ltd.
EMCOR (Cayman Islands) Ltd.
EMCOR (Cayman Islands) No.
2 Ltd.
	EMCOR (UK) Limited	No.11	1,400,000 shares
		No. __	1,400,000 shares
		No. 10	2,600,000 shares
		No. __	2,600,000 shares

PLEDGOR	PLEDGED SECURITIES	CERTIF. NO./NO. OF SHARES

	3072454 Nova Scotia Company	No. 2R	100 shares
		No. 3	17,394,000 shares
	3072455 Nova Scotia Company	No. 2R	100 shares
		No. 3	16,647 shares

EMCOR Government	Aircond Corporation	No. 2	5,000 shares
Services, Inc.	The Betlem Service Corporation	No. 39	640 shares
	CES Facilities Management	No. 2	1,000 shares
Services, Inc.
	Combustioneer Corporation	No. 11	2,500 shares
	EMCOR Services Midwest, Inc.	No. 2	100 shares
	Illingworth Corporation	No. 60	857 shares
	New England Mechanical	No. 29	54 shares
	Services, Inc.	No. 30	559 shares
	Viox Services, Inc.	No. 3	1,620 shares
		No. 4	180 shares

New England Mechanical	New England Mechanical	No. 1	100 shares
Services, Inc.	Services of Massachusetts, Inc.

FR X Ohmstede	HNT Holdings Inc.	No. 12	238,799 shares
Acquisitions Co.

HNT Holdings Inc.	Ohmstede Partners LLC	No. 1	100 units

	Ohmstede Holdings LLC	No. 1	100 units

Ohmstede Partners LLC	Ohmstede Ltd.	No. 1	1 unit

Ohmstede Holdings LLC	Ohmstede Ltd.	No. 2	99 units

Ohmstede Ltd.	Ohmstede Industrial Services,	No. 19	400 shares
Inc.
	Beaumont Real Estate Holding	No. 1	1000 shares
Company

          Such Securities represent all of the issued and outstanding capital stock of each series and class of each issuer hereof and other equity interests of each issuer hereof except that Labov Mechanical, Inc. owns only 90% of the outstanding stock of Labov Plumbing, Inc. and EMCOR-CSI Holding Co. owns only 90% of the outstanding stock of F & G Mechanical Corporation.

SCHEDULE B

AMENDMENT TO SECOND AMENDED AND RESTATED PLEDGE AGREEMENT

          Reference is hereby made to that certain Second Amended and Restated Pledge Agreement dated as of September _, 2007, as heretofore amended (the “Pledge Agreement”), from the Pledgors signatory thereto to Harris N.A. (“Harris”), as collateral agent for the Secured Creditors (Harris acting as such collateral agent and any successor or successors to Harris in such capacity being hereinafter referred to as the “Agent”). Capitalized terms not otherwise defined herein shall have the meaning set forth in the Pledge Agreement.

          Subsequent to the Pledgors’ delivery of the Pledge Agreement, certain shares of stock have been added as Pledged Securities under the Pledge Agreement. As a result of such addition, Schedule A of the Pledge Agreement does not accurately describe the shares of capital stock currently held by the Agent as collateral under the Pledge Agreement.

          The Pledgors now desire to amend Schedule A to the Pledge Agreement to reflect such addition, and this instrument shall constitute an agreement between the Pledgors and the Agent amending the Pledge Agreement in the respects, but only in the respects, hereinafter set forth:

1. Schedule A of the Pledge Agreement shall be and hereby is amended and as so amended shall be restated in its entirety to read as Annex A attached hereto.

          2. As collateral security for the Obligations, each Pledgor hereby grants to the Agent a continuing security interest in, and acknowledges and agrees that the Agent has and shall continue to have a continuing security interest in, all the shares of capital stock of each issuer listed and described on Annex A attached hereto and all the other properties, rights, interests and privileges comprising the Pledged Securities (as such term is defined in the Pledge Agreement after giving effect to this Amendment), to the same extent and with the same force and effect as if the shares of stock described on Annex A had originally been included on Schedule A to the Pledge Agreement. The foregoing granting clause is in addition to and supplemental of and not in substitution for the granting clause contained in the Pledge Agreement. Neither the Pledgors nor the Agent intend by this Amendment to in any way impair or otherwise affect the lien of the Pledge Agreement on such of the Pledged Securities which were subject to the Pledge Agreement prior to giving effect to this Amendment.

          3. Each Pledgor hereby repeats and reaffirms all of its covenants, agreements, representations and warranties contained in the Pledge Agreement, each and all of which shall be applicable to all of the stock and other properties, rights, interests and privileges subject to the lien of the Pledge Agreement after giving effect to this Amendment. Each Pledgor hereby certifies that no Event of Default or event which, with notice or lapse of time or both, would constitute an Event of Default exists under the Pledge Agreement after giving effect to this Amendment.

          4. No reference to this Amendment need be made in any note, instrument or other document at any time referring to the Pledge Agreement, any reference in any of such to the Pledge Agreement to be deemed to reference to the Pledge Agreement as modified hereby. All references in the Pledge Agreement to the term “Pledged Securities” shall be deemed a reference to such term as defined in the Pledge Agreement after giving effect to this Amendment.

          5. Except as specifically modified hereby, all the terms and conditions of the Pledge Agreement shall stand and remain unchanged and in full force and effect. This Amendment shall be effective upon the Pledgors’ execution and delivery thereof to the Agent, no acceptance by the Agent being required.

                    Dated as of __________, 200_.

PLEDGORS:

[INSERT NAMES OF EXISTING PLEDGORS]

By

Its

Acknowledged and agreed to as of the date first above written.

HARRIS N.A., as Agent

By

Its

ANNEX A

TO AMENDMENT TO PLEDGE AGREEMENT

THE PLEDGED SECURITIES

NAME OF	NAME OF		PERCENTAGE OF
PLEDGOR	ISSUER	NO. OF SHARES	ISSUER’S STOCK

SCHEDULE C

ASSUMPTION AND SUPPLEMENTAL PLEDGE AGREEMENT

          THIS AGREEMENT dated as of this _____ day of ______________, 200_ from [new pledgor], a __________ corporation (the “New Pledgor”), to Harris N.A. (“Harris”), as collateral agent for the Secured Creditors (defined in the Pledge Agreement hereinafter identified and defined) (Harris acting as such collateral agent and any successor or successors to Harris in such capacity being hereinafter referred to as the “Agent”);

WITNESSETH  THAT:

          WHEREAS, EMCOR Group, Inc. and certain other parties have executed and delivered to the Agent that certain Second Amended and Restated Pledge Agreement dated as of September ___, 2007 or supplements thereto (such Second Amended and Restated Pledge Agreement, as the same may from time to time be modified or amended, including supplements thereto which add additional parties as Pledgors thereunder, being hereinafter referred to as the “Pledge Agreement”) pursuant to which such parties (the “Existing Pledgors”) have granted to the Agent for the benefit of the Secured Creditors a lien on and security interest in such Existing Pledgors’ Pledged Securities (as such term is defined in the Pledge Agreement) to secure the Obligations (as such term is defined in the Pledge Agreement) of the Borrowers referred to therein owing to the Agent and the Secured Creditors arising out of or related to the Credit Agreement and the Term Loan Agreement referred to therein; and

          WHEREAS, the Borrowers provide the New Pledgor with substantial financial, managerial, administrative, technical and design support and the New Pledgor will directly and substantially benefit from credit and other financial accommodations extended and to be extended by the Secured Creditors to the Borrowers;

          NOW, THEREFORE, FOR VALUE RECEIVED, and in consideration of advances made or to be made, or credit accommodations given or to be given, to the Borrowers by the Secured Creditors from time to time, the New Pledgor hereby agrees as follows:

          1. The New Pledgor acknowledges and agrees that it shall become a “Pledgor” party to the Pledge Agreement effective upon the date the New Pledgor’s execution of this Agreement and the delivery of this Agreement to the Agent, and that upon such execution and delivery, all references in the Pledge Agreement to the terms “Pledgor” or “Pledgors” shall be deemed to include the New Pledgor. Without limiting the generality of the foregoing, the New Pledgor hereby repeats and reaffirms all grants (including the grant of a lien and security interest), covenants, agreements, representations and warranties contained in the Pledge Agreement as amended hereby, each and all of which are and shall remain applicable to the Pledged Securities from time to time owned by the New Pledgor or in which the New Pledgor from time to time has any rights. Without limiting the foregoing, in order to secure payment of the Obligations, whether now existing or hereafter arising, the New Pledgor does hereby grant to the Agent for the benefit of the Secured Creditors, and hereby agrees that the Agent has and shall continue to have for the benefit of the Secured Creditors a continuing security interest in, among other things, all of the New Pledgor’s Pledged Securities (as such term is defined in the Pledge Agreement) described in, and subject to the limitations set forth in, Section 2 of the Pledge Agreement, each and all of such granting clauses being incorporated herein by reference with the same force and effect as if set forth in their entirety except that all references in such clauses to the Existing Pledgor or any of them shall be deemed to include references to the New Pledgor. Nothing contained herein shall in any manner impair the priority of the liens and security interests heretofore granted in favor of the Agent under the Pledge Agreement.

          2. The New Pledgor hereby acknowledges and agrees that the Obligations are secured by all of the Pledged Securities according to, and otherwise on and subject to, the terms and conditions of the Pledge Agreement to the same extent and with the same force and effect as if the New Pledgor had originally been one of the Existing Pledgors under the Pledge Agreement and had originally executed the same as such an Existing Pledgor.

          3. All capitalized terms used in this Agreement without definition shall have the same meaning herein as such terms have in the Pledge Agreement, except that any reference to the term “Pledgor” or “Pledgors” and any provision of the Pledge Agreement providing meaning to such term shall be deemed a reference to the Existing Pledgors and the New Pledgor. Except as specifically modified hereby, all of the terms and conditions of the Pledge Agreement shall stand and remain unchanged and in full force and effect.

          4. The New Pledgor agrees to execute and deliver such further instruments and documents and do such further acts and things as the Agent may reasonably deem necessary or proper to carry out more effectively the purposes of this Agreement.

          5. No reference to this Agreement need be made in the Pledge Agreement or in any other document or instrument making reference to the Pledge Agreement, any reference to the Pledge Agreement in any of such to be deemed a reference to the Pledge Agreement as modified hereby.

          6. This Agreement shall be governed by and construed in accordance with the State of Illinois (without regard to principles of conflicts of law).

[NEW PLEDGOR]

By

Its

C-2